SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

JOYTOTO USA, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Joytoto USA, Inc.
3000 Scott Boulevard, Suite 206
Santa Clara, CA 95054
(408) 970-8050

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

Santa Clara, California
September 25, 2008

This information statement has been mailed on or about October 1, 2008 to the shareholders of record on September 26, 2008 (the “Record Date”) of Joytoto USA, Inc., a Nevada corporation (the “Company”), in connection with certain actions to be taken by the written consent by the majority of the shareholders of the Company, dated as of September 12, 2008. The actions to be taken pursuant to the written consent shall be taken on or about October 21, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Seong Yong Cho
President and Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED SEPTEMBER 12, 2008

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of the shareholders of the Company dated September 12, 2008, in lieu of a special meeting of the shareholders. Such action will be taken on or about October 21, 2008:

1.	To amend the Company’s Articles of Incorporation to change the name of the Company to Pollex, Inc.
2.	To amend the Company’s Articles of Incorporation to effect a reverse stock split of all of the outstanding shares of Common Stock of the Company at a ratio of 1 for 30 (the “Reverse Split”).
3.	To amend the Company’s Articles of Incorporation to change its currently authorized Preferred Stock to Blank Check Preferred Stock (the “Blank Check Preferred Authorization”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of September 12, 2008, the Company's authorized capitalization consisted of 300,000,000 shares of Common Stock, of which 153,650,010 shares were issued and outstanding and 10,000,000 shares of Preferred Stock, of which 0 are issued and outstanding. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders. However, because shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of September 12, 2008 have voted in favor of the foregoing proposals by resolution dated September 12, 2008; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on October 21, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held as of the Record Date by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada General Corporation Law.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on September 26, 2008 (the “Record Date”) of certain corporate actions expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company’s outstanding stock.

Shareholders holding a majority of the voting power of the Company's outstanding stock voted in favor of the corporate matters outlined in this Information Statement, which action is expected to take place on or around October 21, 2008, consisting of the approval to file an amendment of the Company’s Articles of Incorporation for the purpose of (1) changing the name of the Company, (2) effecting a reverse stock split of all of the outstanding shares of Common Stock of the Company, and (3) changing the currently authorized 10,000,000 shares of Preferred Stock to 10,000,000 shares of “Blank Check” Preferred Stock  (the “Proposals”).

Who is Entitled to Notice?

Each outstanding share of Common Stock as of record on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of Stock voted in favor of the Proposals.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the outstanding stock, each of whom is entitled to one vote per share. As of the Record Date , 153,650,010 shares of Common Stock were issued and outstanding.

What Corporate Matters Will the Shareholders Vote For, and How Will They Vote?

Shareholders holding a majority of the voting power of our outstanding stock have voted in favor of the following Proposals:

1.	TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO POLLEX, INC.;
2.
TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 FOR 30; AND

3.	TO CHANGE THE CURRENTLY AUTHORIZED 10,000,000 SHARES OF PREFERRED STOCK TO 10,000,000 SHARES OF BLANK CHECK PREFERRED STOCK.

What Vote is Required to Approve the Proposals?

The affirmative vote of a majority of the voting power of the shares of our stock outstanding on the Record Date is required for approval of the Proposals. A majority of the voting power of the outstanding shares of stock voted in favor of the Proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of September 12, 2008:

•	by each person who is known by us to beneficially own more than 5% of our Common Stock;

•	by each of our officers and directors; and

•	by all of our officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner (3)	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Joytoto Co. Ltd. (4)(5) 3 FL Sungwoo Bldg 717-3 Sooseo-Dong Kangnam Gu, Seoul, Korea 135-220	35,000,000	22.8%

Common Stock	Joyon Entertainment Co., Ltd.(4)(5) 3 FL Sungwoo Bldg 717-3 Sooseo-Dong Kangnam Gu, Seoul, Korea 135-220	30,000,000	19.5%

Common Stock	Doo Ho Choi (2)(5)	8,000,000	5.2%

Common Stock	Seong Yong Cho (2)(5)	21,000,000	13.7%

Common Stock	Seong Sam Cho (2)(5)	21,000,000	13.7%

Common Stock	All Directors and Officers As a Group (3 persons)	50,000,000	32.6%

(1)
Unless otherwise indicated, based on 153,650,010 shares of common stock issued and outstanding following the acquisition of JEI. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2)	Indicates one of our officers or directors. Beneficial ownership by these officers does not include shares owned by Joytoto Co., Ltd. or Joyon Entertainment Co., Ltd.

(3)	Unless indicated otherwise, the address of the shareholder is c/o Joytoto USA, Inc., 3000 Scott Boulevard, Suite 206, Santa Clara, CA 95054.

(4)
Joyon Entertainment Co., Ltd. is a wholly-owned subsidiary of Joytoto Co. Ltd., and as such, the shares of common stock held by both are attributed to the other. Combined, they own 42.3% of our outstanding common stock.

(5)
On November 29, 2007, Joytoto Co., Ltd. and Joyon Entertainment Co., Ltd. transferred (i) 21,000,000 shares to Seong Yong Cho (our President and a member of our Board of Directors), (ii) 21,000,000 shares to Seong Sam Cho (our CFO and a member of our Board of Directors), and (iii) 8,000,000 shares to Doo Ho Choi (our COO and a member of our Board of Directors), bringing the share ownership to 35,000,000 shares owned by Joytoto Co., Ltd., and 30,000,000 shares owned by Joyon Entertainment Co., Ltd. The shares issued to Seong Yong Cho, Seong Sam Cho and Doo Ho Choi are subject to a repurchase right by the Company over the next thirty six (36) months beginning November 1, 2007, at a purchase price of $0.001 per share. Such repurchase right expires as to 1/36 th of the shares for every month the employee is employed by the Company in their current capacity. Therefore, if the employee remains employed with us over the next thirty six (36) months, they will each own the shares free and clear of our repurchase right.

The issuer is not aware of any person who owns of record, or is known to own beneficially, ten percent or more of the outstanding securities of any class of the issuer, other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are currently warrants outstanding to acquire an aggregate of 21,000,000 shares of our common stock at an exercise price of $0.10 per share which were issued to the holders of our Junior Convertible Debentures as part of the acquisition of JEI. There are also currently warrants outstanding to acquire an aggregate of 7,400,000 shares of our common stock at an exercise price of $0.35 per share which were issued to three consultants as part of the acquisition of JEI. Other than as set forth above, none of these parties owns, in the aggregate and including shares of our common stock that may be acquired upon exercise of their warrants, more than five percent (5%) of our common stock.

There are no current arrangements which will result in a change in control.

ACTION 1

The Company’s Board of Directors unanimously adopted a resolution approving, declaring advisable and recommending to the shareholders for their approval, an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to Pollex, Inc.

The Board of Directors believes the name change would be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the “Joytoto USA, Inc.” name has served the Company over time, the Company’s management believes this opportunity presented the right timing to change the Company’s name. Management also believes that the new name effectively conveys the Company’s independent identity and direction as a publicly traded company.

To better reflect our new business direction, our board of Directors and the majority of our shareholders determined that we should change our name to Pollex, Inc.

ACTION 2

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 for 30.

The Company proposes to authorize the Company's Board of Directors to effect a reverse split of all outstanding shares of the Company's Common Stock by an amendment to the Company's Articles of Incorporation. The amendment would effect a reverse stock split in a ratio of 1 for 30.

If the shareholders elect to implement the reverse stock split, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 30. The par value of the Common Stock would remain unchanged at $0.001 per share, and the number of authorized shares of Common Stock would remain unchanged. Any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number. The reverse stock split would become effective upon filing the amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada.

Status	Number of Shares Authorized	Number of Shares Issued and Outstanding	Number of Shares Authorized but Unissued
Pre-Reverse Split	300,000,000	153,650,010	146,349,990
Post- Reverse Split	300,000,000	5,121,667	294,878,333

Reasons for the Reverse Stock Split

The Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, by increased brokerage commissions required to be paid by shareholders selling “odd lots” created by the reverse stock split.

The effective increase in the authorized number of shares of Common Stock that would result from the reverse stock split could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device. The Company does not have any current intent to issue the shares that are newly available as a result of the reverse stock split.

In evaluating the reverse stock split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Potential Effects of the Reverse Stock Split

The immediate effect of a reverse stock split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock. However, the effect of any reverse stock split upon the market price of the Company's Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. The Company cannot assure you that the trading price of the Company's Common Stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the reverse stock split. Also, as stated above, the Company cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of the Company's Common Stock, or that the trading price would reach any of the thresholds required by the NASDAQ markets. The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Shareholders

If the Company implements the reverse stock split, the number of shares of Common Stock held by each shareholder would be reduced by dividing the number of shares held immediately before the reverse stock split by 30 and then rounding up to the nearest whole share. The reverse stock split would affect the Company's Common Stock uniformly and would not affect any common stock shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

All outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the of 1 for 30 ratio. Also, the number of shares reserved for issuance under the Company's existing stock option plans would be reduced proportionally based on such ratio.

Other Effects on Outstanding Shares

If a reverse stock split were implemented, the rights of the outstanding shares of Common Stock would remain the same after the reverse stock split.

The reverse stock split may result in some shareholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The proposed reverse stock split would not affect the registration of the Common Stock under the Securities Exchange Act.

Authorized Shares of Common Stock

The reverse stock split, if implemented, would not change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation, as amended. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance of the Company's Common Stock would increase.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company's shareholders approve the proposed amendment to the Company's Articles of Incorporation to effect the reverse stock split, the reverse stock split would be implemented by filing the appropriate amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Nevada, and the reverse stock split would become effective on the date of the filing.

As of the effective date of the reverse stock split, each certificate representing shares of the Company's Common Stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split. All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the reverse split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. Instead, the holder of the certificate will be contacted.  No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock would remain unchanged at $.001 per share after the reverse stock split. Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively. This summary also assumes that the shares are held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. Each shareholder is urged to consult with the shareholder's own tax advisor with respect to the consequences of the reverse stock split.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split would be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares would include the period during which the shareholder held the pre-split shares surrendered in the reverse stock split.

The Company's beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

Vote Required; Manner of Approval; Appraisal Rights

Approval to amend the Articles of Incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Company.

ACTION 3

AMENDING THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE CURRENTLY AUTHORIZED PREFERRED STOCK TO “BLANK CHECK” PREFERRED STOCK

On September 12, 2008, the majority of the stockholders of the Company approved an amendment to the Company’s Articles of Incorporation to change its currently authorized 10,000,000 shares of Preferred Stock to 10,000,000 shares of “Blank Check” Preferred Stock (the “Blank Check Preferred Stock”).  The Board believes that the authorization of Blank Check Preferred Stock would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings and stock based acquisitions.  Article 3 would be amended to read as follows and would be filed with the Nevada Secretary of State:

The total number of shares which the Corporation shall have the authority to issue is Three Hundred and Ten Million (310,000,000) shares of two classes of capital stock to be designated respectively preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of Common Stock the Corporation shall have authority to issue is 300,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares, par value $0.001 per share. The Preferred Stock authorized by these Articles of Incorporation may be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

(1)	the designation of each series and the number of shares that shall constitute the series;

(2)	the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3)	whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4)	sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5)
the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6)	the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

The outstanding shares of Common Stock shall be reverse split on a one-for-thirty basis, effective as of the effective date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split.

The proposed Amendment to the Company’s Articles of Incorporation, attached as Exhibit “A” to this information statement contains provisions related to the “blank check” preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Certificate of Amendment to the Articles of Incorporation as set forth in Exhibit “A”.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the stockholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such Blank Check Preferred Stock would permit the Board to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of the Company’s Certificate of Amendment to the Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

The amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the Board for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of  Preferred Stock.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007 and quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, including the financial statements and financial statement schedule information included therein, as filed with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

EXHIBIT INDEX

Exhibit A	Certificate of Amendment to the Articles of Incorporation

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommended approval of the Amendment to the shareholders holding majority of the voting power.

By order of the Board of Directors
September 12, 2008
/s/ Seong Yong Cho

Seong Yong Cho
President and Chief
Executive Officer

Santa Clara, CA
September 25, 2008

EXHIBIT A
CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
JOYTOTO USA, INC.

The undersigned, being the President and Chief Executive Officer of Joytoto USA, Inc., a corporation existing under the laws of the State of Nevada, does hereby certify under the seal of the said corporation as follows:

1.  The name of the Corporation (hereinafter referred to as the “Corporation”) is Joytoto USA, Inc.

2.  The Articles of Incorporation of the Corporation is hereby amended by replacing Article 1 and 3, in their entirety, with the following:

Article 1: Name of Corporation: Pollex, Inc.

Article 3: Capitalization:

The total number of shares which the Company shall have the authority to issue is Three Hundred and Ten Million (310,000,000) shares of two classes of capital stock to be designated respectively preferred stock (“Preferred Stock”) and common stock (“Common Stock”). The total number of shares of Common Stock the Corporation shall have authority to issue is 300,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock the Corporation shall have authority to issue is 10,000,000 shares, par value $0.001 per share. The Preferred Stock authorized by these Articles of Incorporation may be issued in series. The Board of Directors is authorized to establish series of Preferred Stock and to fix, in the manner and to the full extent provided and permitted by law, the rights, preferences and limitations of each series of the Preferred Stock and the relative rights, preferences and limitations between or among such series including, but not limited to:

(1)	the designation of each series and the number of shares that shall constitute the series;

(2)	the rate of dividends, if any, payable on the shares of each series, the time and manner of payment and whether or not such dividends shall be cumulative;

(3)	whether shares of each series may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4)	sinking fund provisions, if any, for the redemption or purchase of shares of each series which is redeemable;

(5)
the amount, if any, payable upon shares of each series in the event of the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the manner and preference of such payment; and

(6)	the voting rights, if any, in the shares of each series and any conditions upon the exercising of such rights.

The outstanding shares of Common Stock shall be reverse split on a one-for-thirty basis, effective as of the effective date of this Certificate of Amendment. The number of authorized, but unissued shares shall not be affected by the reverse stock split.

3.  The amendment of the articles of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and shareholders holding a majority of the voting power of the outstanding shares of Stock of the Corporation in accordance with the provisions of Sections 78.320 of the General Corporation Law of the State of Nevada.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Seong Yong Cho, its President and Chief Executive Officer, on October 21, 2008.

JOYTOTO USA, INC.

By:	/s/ Seong Yong Cho Seong Yong Cho President and Chief Executive Officer